CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated August 21, 2020, relating to the financial statements of Primark Private Equity Fund, as of August 4, 2020, and to the references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the Primark Private Equity Fund Registration Statement on Form N-2.

Cohen & Company, Ltd.

Chicago, Illinois

August 21, 2020